Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AngloGold Ashanti plc of our report dated 25 April 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of AngloGold Ashanti plc, which appears in AngloGold Ashanti plc’s Annual Report on Form 20-F for the year ended 31 December 2023.

/s/ PricewaterhouseCoopers Inc.

Johannesburg, Republic of South Africa
25 April 2024